Exhibit 99.1

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (the "Agreement"), made and entered into as of this 12 day of July, 2011,
by and between FOREX INTERNATIONAL TRADING CORP M.S. LTD – Company number 514424985 of Israel (hereinafter "FIT”") and
Heffernan Capital Management Co Ltd

ARTICLE I

GENERAL PROVISIONS

1.01 Business Purpose. The business of the Joint Venture shall be as follows:

International Foreign Exchange Trading – utilizing exiting trading platform via White label under the URL:  http://www.4xint.com  to Non US residences (“TP”).

1.02 Term of the Agreement. This Joint Venture shall commence on the date first above written and shall continue in existence for 6 months, where then the parties will re-evaluate the performance of the platform and will decide if to “convert” the platform to Liquidity Provider rather than White Label, where the purpose is to become Liquidity Provider until terminated, liquidated, or dissolved by law or as hereinafter provided.

ARTICLE II

GENERAL DEFINITIONS

The following comprise the general definitions of terms utilized in this Agreement:

2.01 Affiliate. An Affiliate of an entity is a person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control of such entity.

2.02 Capital Contribution(s). The capital contribution to the Joint Venture actually made by the parties, including property, cash and any additional capital contributions made.

2.03 Profits and Losses. Any income or loss of the Partnership for federal income tax purposes determined by the Partnership's fiscal year, including, without limitation, each item of
Partnership income, gain, loss or deduction.

ARTICLE III

OBLIGATIONS OF THE JOINT VENTURERS

Heffernan Capital Management Co Ltd is responsible for all marketing operations and decisions of the Joint Venture and will be compensated for providing various services out of its portion of the profit allocations.

ARTICLE IV

ALLOCATIONS

4.01 Profits and Losses deriving from TP per the terms of the licensing agreement as defined there per the agreement between FXIT and Triple 8 from April 2010 - http://www.sec.gov/Archives/edgar/data/1471781/000101376210000895/form8k.htm (said “White Label Agreement for the TP is attached to this agreement and represent integral part of this agreement.  Commencing on the date hereof and ending on the termination of the business of the Joint Venture, all profits, losses and other allocations to the Joint Venture shall be allocated as follows at the conclusion of each fiscal year:

FIT . . . . . . . . 50%
Heffernan Capital Management Co Ltd . . . . . . . . . 50%

As the nature of the TP is that until 250 millions in trading volume is achieved, 30% of the P&L is being paid to FIT on monthly basis out of the P&L activity, in essence, said monthly proceeds will be split on monthly basis between the parties. To remove any doubt, all proceeds deriving from said TP agreement (as if volume exceed 250 millions, then the TP entitled to 50% from P&L) will be split in equal parts, where each party carry his own costs.

ARTICLE V

RIGHTS AND DUTIES OF THE JOINT VENTURERS

5.01 Business of the Joint Venture. Mr, Paul Ebeling Together with Mrs. Liat Franco shall have full, exclusive and complete authority and discretion in the management and control of the business of the Joint Venture for the purposes herein stated and shall make all decisions affecting the business of the Joint Venture. At such, any action taken shall constitute the act of, and serve to bind, the Joint Venture. _ Mr, Paul Ebeling Together with Mrs. Liat Franco shall manage and control the affairs of the Joint Venture to the best of its ability and shall use their best efforts to carry out the business of the Joint Venture.

ARTICLE VI

AGREEMENTS WITH THIRD PARTIES AND

WITH AFFILIATES OF THE JOINT VENTURERS

6.01 Validity of Transactions. Affiliates of the parties to this Agreement may be engaged to perform services for the Joint Venture. The validity of any transaction, agreement or payment involving the Joint Venture and any Affiliates of the parties to this Agreement otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between them and such Affiliates or the approval of said transactions, agreement or payment.

6.02 Other Business of the Parties to this Agreement. The parties to this Agreement and their respective Affiliates may have interests in businesses other than the Joint Venture business. The Joint Venture shall not have the right to the income or proceeds derived from such other business interests and, even if they are competitive with the Partnership business, such business interests shall not be deemed wrongful or improper.

6.03 FXIT, which is the poarent Company of FIT is party to a white label licensing agreement dated April 2010, of which in essence the parties here JV on it. Said agreement described on FXIT financials as well as on immediate report: “On April 19, 2010, the Company entered into a Software Licensing Agreement with Triple 8 Limited (“Triple 8”) which was dated April 12, 2010 whereby the Company will license Triple 8’s proprietary trading software (the “Software”) for the purpose of developing a Forex Trading Platform and introducing prospective clients (“End Users”).  Triple 8 created a website for the Company, which was funded by the Company at a cost of $50,000 (the “Setup Fee”).  Upon the Company and Triple 8 generating $100,000 in revenue under the agreement, the Company will be reimbursed 50% of the Setup Fee ($25,000).  The Company will receive 30% of the net profit generated from End Users, which will be increased to 50% in the event that the monthly volume generated by the Company is in excess of $250 million. Said agreement with Triple 8 is considered by the Company as a mid-term-solution and in order to examine the system closely, the Company evaluate the platforms capabilities and flexibility to create a custom trading platform for the Company’s FUTURE clients.  While the Company is developing its own custom software platform, it began operating said affiliate program with Triple 8 Limited’s existing trading platform. The custom platform will be designed to help clients evaluate risk not only on a per trade basis, but also from a portfolio perspective.  The Company will then add additional features to their platform such as: (i) Easy deposit and withdrawal or funds transfers between existing banking/investment accounts; (ii) Total portfolio integration of client’s currency accounts with other investment accounts; and (iii) Detailed real time calculations of profits and losses, among others. As disclosed before, costs of software acquired along with payroll costs and consulting fees relating to the development of internal use software, including that used to provide internet solutions, are capitalized.  Once the software is placed in service, the costs are amortized over the estimated useful life. As the Company treating said agreement as a midterm evaluation tool, no amortization was recorded on said costs.”

The Licensing agreement can be found in FULL using the 8K filling of FXIT – (http://www.sec.gov/Archives/edgar/data/1471781/000101376210000895/form8k.htm ) and reviewing the exhibit: http://www.sec.gov/Archives/edgar/data/1471781/000101376210000895/ex101.pdf . As this JV agreement is in essence constitute partnership on said TP, the licensing agreement attached as Exhibit toi thjis agreement and consist an integral part of it.

ARTICLE VII

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ARTICLE VIII

INDEMNIFICATION OF THE JOINT VENTURERS

The parties to this Agreement shall have no liability to the other for any loss suffered which arises out of any action or inaction if, in good faith, it is determined that such course of conduct was in the best interests of the Joint Venture and such course of conduct did not constitute negligence or misconduct. The parties to this Agreement shall each be indemnified by the other against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Joint Venture.

ARTICLE IX

DISSOLUTION

9.01 Events of the Joint Ventures. The Joint Venture shall be dissolved upon the happening of any of the following events:

(a) The adjudication of bankruptcy, filing of a petition pursuant to a Chapter of the Federal Bankruptcy Act, withdrawal, removal or insolvency of either of the parties.

(b) The sale or other disposition, not including an exchange of all, or substantially all, of the Joint Venture assets.

(c) Mutual agreement of the parties.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.01 Books and Records. The Joint Venture shall keep adequate books and records at its place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Joint Venture.

10.02 Validity. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

10.03 Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions or warranties among the parties other than those set forth herein provided for.

10.04 Headings. The headings, titles and subtitles used in this Agreement are for ease of reference only and shall not control or affect the meaning or construction of any provision hereof. 10.05 Notices. Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties at their respective addresses set forth in this Agreement or at such other addresses as may be subsequently specified by written notice.

10.06 Applicable Law and Venue. This Agreement shall be construed and enforced under the laws of the State of Cyprus.

10.07 Other Instruments. The parties hereto covenant and agree that they will execute each such other and further instruments and documents as are or may become reasonably necessary or convenient to effectuate and carry out the purposes of this Agreement.

10.08 The parties acknowledge that FIT is wholly owned subsidiary of FXIT, which in turn is a fully reporting entity, and as such, this agreement will be disclosed by filling the needed report with the US SEC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. Signed, sealed and delivered in the presence of:

/s/ Franco Liat (16)	Franco Liat- FXIT Secretary and FIT director

/s/ I.Sarees (16)	Heffernenn Capital Management Director

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